CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-219706 and 333-207427 on Form S-8, in Registration Statement No. 333-261666 on Form S-3, and in Registration Statement No. 333-213204 on Form S-4, of our report dated March 3, 2023, relating to the consolidated financial statements of HomeStreet, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Seattle, Washington
March 6, 2024